EXHIBIT 99.1

           DOLLAR TREE SIGNS BINDING AGREEMENT TO ACQUIRE GREENBACKS


CHESAPEAKE, Va. -May 15, 2003 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, today announced that it has signed a binding agreement to acquire all of the outstanding stock of Greenbacks, Inc.

Under the terms of the agreement, Dollar Tree will acquire Greenbacks for approximately $100 million in cash, subject to customary closing conditions, such as regulatory approval. It is anticipated that the transaction will be consummated in June 2003, and is expected to be accretive to Dollar Tree's current year earnings.

Based in Salt Lake City, Greenbacks is a privately held company that operates 96 single-price point dollar stores in 10 western states: Arizona, Colorado, Idaho, Montana, Nevada, New Mexico, Texas, Utah, Washington and Wyoming. Six of the 10 represent new states for Dollar Tree. Greenbacks stores average approximately 11,500 gross square feet (9,200 selling). In calendar year 2002, Greenbacks generated sales of approximately $127.5 million, on a 6-day-week (Monday-through-Saturday) basis. Greenbacks also operates an expandable 252,000 square foot distribution center in Salt Lake City.

"Greenbacks is an excellent fit for Dollar Tree because its stores are well-run, attractive, and the ideal size to complement our long-term growth strategy," said CEO Macon Brock, Jr. "The merchandise focus of these stores is similar to Dollar Tree's variety-store mix. The proposed acquisition will give Dollar Tree a presence in 47 of the 48 continental states, and provide us with expandable distribution infrastructure in the Rockies.

"The Greenbacks business is run by terrific people and has impressive financial performance," Brock continued. "We believe we can further enhance their performance by leveraging Dollar Tree's buying power, systems and logistics know-how. We also intend to operate many of the Greenbacks stores seven days a week. We are excited about the opportunity that this acquisition provides to expand Dollar Tree's growth to the Rocky Mountain states."

"We believe this presents a great possibility to build on the strong base Greenbacks has established in its present markets," Greenbacks founder and CEO Brent L. Bishop stated. "We also think that this will offer additional opportunities to our loyal customers, associates and vendors. And we would like to take this opportunity to thank them all for their tremendous support and contributions."

Dollar Tree was advised by Hofheimer Nusbaum, P.C., and Greenbacks was advised by Credit Suisse First Boston LLC and Callister Nebeker & McCullough on this transaction. Greenbacks is majority owned by Greenbacks' management and Apax Partners, a leading international private equity investment group.

On Friday, May 16, 2003, the Company will host a conference call to discuss this transaction at 8:45 a.m. EDT. The telephone number for the call is 610-769-8817, passcode DLTR. A recorded version of the call will be available until midnight Wednesday, May 21 and may be accessed by dialing 402-998-1189, passcode DLTR. A webcast of the call is accessible through Dollar Tree's website, www.DollarTree.com, as well as at Vcall's website, www.Vcall.com, and will remain on-line until midnight Wednesday, May 21.

Dollar Tree Stores, Inc. operates 2,319 stores in 41 states as of May 3, 2003.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding the approval, timing, and potential accretion of the Company's Greenbacks acquisition, as well as plans for performance enhancement and daily operations. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 28, 2003 and our Quarterly Report on Form 10-Q filed November 14, 2002. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

                  CONTACT: Dollar Tree Stores, Inc., Chesapeake Erica Robb or Adam Bergman, 757/321-5000 www.DollarTree.com